UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 23, 2019
Date of Report (Date of earliest event reported)
HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2019, HCP, Inc., a Maryland corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent. The Amended Credit Agreement provides for a $2.5 billion senior unsecured revolving credit facility (“Revolving Credit Facility”), replacing the Company’s prior $2.0 billion senior unsecured revolving credit facility. The Amended Credit Agreement also provides for a senior unsecured term loan facility of up to $250 million (“Term Loan Facility”), which may be drawn at the Company’s option (subject to customary borrowing conditions) during a delayed-draw availability period ending on the earlier of 90 days after the date of the Amended Credit Agreement and the second drawing under the Term Loan Facility.

Pursuant to the Amended Credit Agreement, the Company has the right to borrow additional term loans and/or increase the Revolving Credit Facility by up to $750 million in the aggregate, so long as no default or event of default is continuing and other customary conditions have been satisfied. Any such increase will be syndicated on a best efforts basis and no lender is required to increase its commitment under the Amended Credit Agreement to facilitate such increase. The Amended Credit Agreement includes sublimits of (i) up to $100 million for letters of credit, (ii) up to $1.0 billion for loans and other extensions of credit under the Revolving Credit Facility that are denominated in certain currencies other than U.S. dollars, and (iii) up to 50% of the Revolving Credit Facility for certain negotiated rate loans.

The Revolving Credit Facility matures on May 23, 2023. However, at its sole option, the Company may extend its maturity of the Revolving Credit Facility for up to two additional 6-month periods, so long as (i) no default or event of default exists at the time of the request or on the then current maturity date, (ii) the Company pays a fee equal to the product of 0.0625% multiplied by the then aggregate commitments under the Revolving Credit Facility, and (iii) other customary conditions have been satisfied. The Term Loan Facility matures on May 23, 2024.

Loans outstanding under the Revolving Credit Facility (other than negotiated rate loans) bear interest at an annual rate equal to the applicable margin plus the applicable base rate or, at the Company’s option, the LIBOR, CDOR or BBSY interest rate (“Eurocurrency rate”), as applicable. The applicable margin under the Revolving Credit Facility ranges from 0.00% to 0.45% for base rate loans and 0.75% to 1.45% for Eurocurrency rate loans, in each case based on the senior unsecured long-term debt ratings of the Company (“Debt Ratings”). The applicable margin will be reduced by 0.01% if the Company achieves specified annual sustainability thresholds, subject to certain conditions. In addition, the Company is obligated to pay a facility fee on the Revolving Credit Facility (regardless of usage) at a rate per annum ranging from 0.10% to 0.30% depending on the Company’s Debt Ratings. Based on the Company’s current Debt Ratings, the applicable margins for revolving loans are 0.825% for Eurocurrency rate loans or 0.00% for base rate loans, and the facility fee is 0.15%.

Loans outstanding under the Term Loan Facility will be denominated in U.S. dollars and bear interest at an annual rate equal to the applicable margin plus the applicable base rate or, at the Company’s option, the applicable Eurocurrency rate. The applicable margin under the Term Loan Facility ranges from 0.00% to 0.65% for base rate loans and 0.80% to 1.65% for Eurocurrency rate loans, in each case based on the Company’s Debt Ratings. Based on the Company’s current Debt Ratings, the applicable margins under the Term Loan Facility are 0.90% for Eurocurrency rate loans or 0.00% for base rate loans. In addition, the Company is also required to pay a ticking fee on any undrawn commitments under the Term Loan Facility at a rate per annum equal to 0.15% beginning 45 days following the date of the Amended Credit Agreement until the earlier of the Term Loan Facility being fully drawn and the end of the delayed-draw availability period. The Term Loan Facility was undrawn as of May 23, 2019.

The Amended Credit Agreement includes certain customary representations and warranties by the Company and imposes on the Company certain customary covenants and other requirements, including financial covenants and cross-default provisions to other indebtedness. Among other things, these covenants, using terms defined in the agreements: (i) limit the ratio of Enterprise Total Indebtedness to Enterprise Gross Asset Value to 60%; (ii) limit the ratio of Enterprise Secured Debt to Enterprise Gross Asset Value to 40%; (iii) limit the ratio of Enterprise Unsecured Debt to Enterprise Unencumbered Asset Value to 60%; (iv) require a minimum Fixed Charge Coverage Ratio of 1.5 times; and (v) require a minimum Consolidated Tangible Net Worth of $7.0 billion, in each case, tested on a quarterly basis.

The representations, warranties and covenants contained in the Amended Credit Agreement were made only for purposes of the Amended Credit Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Amended Credit Agreement and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amended Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amended Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties contained in the Amended Credit Agreement may change after the date (or dates) of the Amended Credit Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

The Company’s obligations under the Amended Credit Agreement rank pari passu with other unsecured, unsubordinated general obligations of the Company.

Certain of the lenders party to the Amended Credit Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursement or other payments.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Credit Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 23, 2019, the Company issued a press release announcing the closing of the Amended Credit Agreement. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

No.	Description
10.1	Amended and Restated Credit Agreement, dated as of May 23, 2019, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Press Release dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  May 23, 2019

HCP, Inc.

By:     /s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary

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